                                                                    EXHIBIT 1.C


                                   FORM OF
                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                     MORGAN STANLEY UNIVERSAL FUNDS, INC.


     MORGAN STANLEY UNIVERSAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, NY 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.


     SECOND: The Board of Directors of the Corporation at a meeting duly convened and held on December 12, 1997 adopted a resolution adding one portfolio and increasing the total number of shares of stock which the Corporation shall have the authority to issue from nine billion (9,000,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of nine million dollars (9,000,000) designated and classified in seventeen portfolios as follows:

                                                     Number of Shares
                                                     of Common Stock
Name of Class                                        Classified and Allocated
-------------                                        ------------------------
Money Market Portfolio                               1,000,000,000
Fixed Income Portfolio                                 500,000,000
High Yield Portfolio                                   500,000,000
International Fixed Income Portfolio                   500,000,000
Emerging Markets Debt Portfolio                        500,000,000
Balanced Portfolio                                     500,000,000
Multi-Asset-Class Portfolio                            500,000,000
Equity Growth Portfolio                                500,000,000
Value Portfolio                                        500,000,000
Core Equity Portfolio                                  500,000,000
Mid Cap Growth Portfolio                               500,000,000
Mid Cap Value Portfolio                                500,000,000
U.S. Real Estate Portfolio                             500,000,000
Global Equity Portfolio                                500,000,000
International Magnum Portfolio                         500,000,000
Emerging Markets Equity Portfolio                      500,000,000
Asian Equity Portfolio                                 500,000,000

to nine billion five hundred million (9,500,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of nine million five hundred thousand dollars (9,500,000) and adding one new portfolio so that the common stock par value $.001 per share of the Corporation authorized to be issued is designated and classified in eighteen portfolios as follows:

                                                     Number of Shares
                                                     of Common Stock
Name of Class                                        Classified and Allocated
-------------                                        ------------------------
Money Market Portfolio                               1,000,000,000
Fixed Income Portfolio                                 500,000,000
High Yield Portfolio                                   500,000,000
International Fixed Income Portfolio                   500,000,000
Emerging Markets Debt Portfolio                        500,000,000
Balanced Portfolio                                     500,000,000
Multi-Asset-Class Portfolio                            500,000,000
Equity Growth Portfolio                                500,000,000
Value Portfolio                                        500,000,000
Core Equity Portfolio                                  500,000,000
Mid Cap Growth Portfolio                               500,000,000
Mid Cap Value Portfolio                                500,000,000
U.S. Real Estate Portfolio                             500,000,000
Global Equity Portfolio                                500,000,000
International Magnum Portfolio                         500,000,000
Emerging Markets Equity Portfolio                      500,000,000
Asian Equity Portfolio                                 500,000,000
Latin American Portfolio                               500,000,000

     THIRD: Such shares have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in Section 2-105(c) of the MGCL and the Corporation's Articles of Incorporation.

     FOURTH: The description of the shares of stock designated and classifed as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Articles of Incorporation and has not changed in connection with these Articles Supplementary to the Articles of Incorporation.

          IN WITNESS WHEREOF, Morgan Stanley Universal Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its
President and attested by its Secretary on this    day of     , 1998.


                     MORGAN STANLEY UNIVERSAL FUNDS, INC.


                                               By: _____________________
                                                   Michael F. Klein
                                                   President

Attest:



________________________
Valerie Y. Lewis
Secretary

          THE UNDERSIGNED, President of MORGAN STANLEY UNIVERSAL FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                             _______________________
                                             Michael F. Klein
                                             President